This presentation contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Washington Federal’s management and are subject to significant risks and uncertainties. The forward‐looking statements in this presentation speak only as of the date of the presentation, and Washington Federal assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward‐looking statements. 1 Investor Presentation As of March 31, 2024

Overview of WaFd Bank 2 • Established in 1917; IPO in 1982 • Washington State Charter Commercial Bank – WA DFI, FDIC, FRB,  CFPB Regulated • Headquartered in Seattle, WA; is the second largest bank headquartered in  the Pacific Northwest • 210 branches across 9 western states • Full‐service consumer & commercial bank • Strong capital, high asset quality, consistent results • Portfolio mortgage lender • Profitable every year since 1965 • Interest rate risk management – well controlled • 164 consecutive quarterly cash dividends • 13,484% Total shareholder return since IPO  Adjusted Efficiency Ratio 58.5% Efficiency Ratio 77.7% Stockholder Equity $2.9Bn Total Deposits $21.3Bn Total Loans HFI $20.8Bn Total Assets $30.1Bn 1 As of or for the quarter‐ended 3/31/2024 Overview Geographic Overview Company Highlights1 2

WaFd Bank Executive Management Committee 3 Kelli Holz SEVP Chief Financial Officer Brent Beardall President and Chief Executive  Officer 3 Ryan Mauer EVP Chief Credit Officer Cathy Cooper EEVP Chief Consumer Banker Kim Robison EVP Chief Operating Officer James Endrizzi EVP Chief Commercial  Banker

4 WaFd Bank Demographics Our markets are among the most desirable in the US and create a foundation for loan growth without excessive risk

Our Objective: A highly‐profitable, digital‐first bank that  leverages data to anticipate financial needs  and empower our clients by creating  frictionless experiences across all interactions  and devices. Our Values: Integrity, Teamwork, Ownership, Service,  Simplicity & Discipline  Vision 2025 5

Evolution of Our Franchise Thrift Consumer  deposits and  home loans. Commercial Relationship  deposits and  diversified  lending Digital Focus Leverage data  to anticipate  financial needs  and empower  our clients 1917‐2007 2007‐2018 2025 Vision 6 10 years of investment has put us on glide path to an even stronger balance sheet and deeper client relationships 6

Completion of Luther Burbank Merger 7 Two great organizations coming together. 7 • Merger effective March 1, 2024 • Successful systems conversion completed and  branches re‐branded by March 4th with minimal  disruption • WaFd Assets at March 31, 2024 ‐ $30.1 billion • Preliminary Stats: • Consideration ‐ $465 million • Net Assets Acquired ‐ $360 million • Goodwill ‐ $105 million • $6.2 billion in loans, $3 billion held for sale • $5.6 billion in customer accounts

(41) (24) (12) (6) (1) 3 15 57 75 Net Promoter Score Approaching Best in Class 8 Our investments in customer service, usability and technology are translating into high customer satisfaction levels Source: Customer Guru  WaFdaa Net Promoter Score 1 17 34 48 51 48 44 57 2017 2018 2019 2020 2021 2022 2023 Peer Net Promoter Score 1 1 2023 Financial Services Banking Benchmarks 8

Getting Customers to Your Website is Mission Critical 9 WaFd Bank's online presence  and domain authority have  been growing significantly year  over year.

Commitment to ESG & Diversity

We believe our enduring franchise comes from core principles focused on helping the neighborhoods we serve and creating long-term value for all stakeholders led by a Board, management and employee base that bring together a diversity of backgrounds

Board Composition

Gender Identity	Female	Male
Directors	2	8
Demographic Background		
African American or Black		2
Hispanic or Latinx	1	1
Asian		1
White	1	5

ESG & Diversity Policy Highlights

Our Corporate Social and Environmental Responsibility Policy flows from WaFd Bank's core principles, which are:



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1. To provide common-sense banking that helps neighborhoods flourish
2. Adhere to the primary corporate value of integrity
3. Exercise prudent risk management
4. Maintain transparency in its business practices
5. Resolve to create long-term value for all stakeholders

Community Development
Over $57 million dollars invested towards community development lending including $49 million in affordable housing investments

Volunteerism
WaFd employees participated in 8,771 volunteer hours in support of 735 community organizations and initiatives

Washington Federal Foundation
The Washington Federal Foundation awarded 242 grants to local community organizations totaling over $1.1 million in 2023

United Way Matching Campaign
WaFd Bank matches employee contributions made to United Way agencies in all eight states. In fiscal year 2023 pledges from colleagues were $376,794. WaFd matched $318,171 for a total of $694,966

WaFd Bank
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11 5 Year Change by Percentage in Each Geographical Area From September 30, 2019, to March 31, 2024

12 Loan and Deposit Balances by Geographical Area As of March 31, 2024 $ In Millions $3,121

13 Loan Growth – Through Different Interest Rate Environments • Although originations have slowed, they are keeping up with repayments largely through funding of  construction loans previously originated. • Mortgage and Consumer loans currently make up 44%  of total net loans compared to 74% in 2014 as a result  in the origination trend noted at left • Loans HFI increased by $3.2 billion through LBC merger Loan GrowthNew Loan Originations $ in millions. • Originations overall are reduced due to both rising  interest rates and an intentional slowing to temper  growth • Commercial loans make up a greater portion of all  originations over time, making up 76% of all  originations in 2024 compared to 49% in 2014

Non‐Performing Assets Near Record Lows 14 We have retained a strong ACL while NPAs have declined since 2010 • ACL at 3/31/2024 amounted to $201 million, representing 295% of total NPAs 1 • Non‐performing assets $68 million as of 3/31/2024, 0.23% of Total Assets 3.22% 2.76% 2.18% 1.63% 1.00% 0.88% 0.48% 0.46% 0.44% 0.27% 0.20% 0.22% 0.21% 0.26% 1.79% 1.85% 1.69% 1.47% 1.36% 1.15% 1.13% 1.12% 1.11% 1.09% 1.29% 1.22% 1.06% 1.01% FY 2010 FY 2011 FY 2012 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Non‐Performing Assets to Total Assets ACL to Total Loans Non‐Performing Assets to Total Assets and ACL to Total Loans 1 For Fiscal Year End 9/30 1 ACL to Total Loans does not include ACL related to unfunded commitments of $23.5 million. 2 Effective October 1, 2020, the Company implemented FASB’s Current Expected Credit Loss (CECL) Standard 2

0.26%  0.44%  WAFD Peer Average Strong Credit Quality 15 2.08% 1.21% 0.91% 0.24% (0.19%) (0.06%) (0.14%) (0.10%) (0.03%) (0.02%) 0.26% Net Loan Charge‐offs (Recoveries) Average NCOs Per Year – Last 20 Years Source: SNL Financial, Company Filings 1 Peers represent Proxy Peers as specified in the Company’s latest Proxy Statement (1) Strong Credit Quality Characterized by Limited Charge‐Offs The Bank experienced nine consecutive years of net recoveries, fiscal 2014 through fiscal 2022, during which net  recoveries totaled $74.8 million.  Although we experienced net charge‐offs in fiscal 2023, these have been the result of a  two large charge‐offs rather than a more widespread issue within the overall portfolio.  Charge‐off and Recovery activity  has been minimal in FY 2024.

Net Loan Portfolio Average Current LTV 16 As of March 31, 2024 $ In Thousands Net Balance % of  Loans WTD Avg  Current LTV %  Delinquent  based on $ Multifamily 4,067,739$         20% 54% 0.43% CRE ‐ Office 807,792               4% 62% 0.00% CRE ‐ Other 2,704,101            13% 44% 0.91% CRE Construction ‐ Multifamily 994,321               5% 51% 0.00% CRE Construction ‐ Other 601,857               3% 42% 0.13% C&I 2,224,662            11% NA 0.21% SFR 8,578,862            41% 38% 0.30% SFR Custom Construction 221,460               1% 58% 0.38% Other 594,465               3% NA 0.31% 20,795,259$       100% 0.37%

Other CRE Property Types as % of Total Net Loans 17 As of March 31, 2024

Significant Liquidity and High‐Quality Securities Portfolio 18 High quality, $4.4 billion cash and investment portfolio with $7.7 billion remaining collateral and lines as a source of additional  potential liquidity  Cash and Securities Composition  Total Cash and Securities: $4.4Bn  Cash and Securities / Total Assets: 15%  Cash & Securities / Total Assets1 US Govt  Backed,  40% Cash,  34% High  Quality  Bonds,  26% As of 03/31/2024, WAFD maintains over $4.4bn of balance sheet  Liquidity. • Cash and Securities is 15% of assets • Investment Portfolio targets low credit risk / moderate duration • 74% Cash, US Government‐backed Agency Bonds and MBS • Yield on the Investment Portfolio is 4.47%  Liquidity is tested quarterly through utilizing various scenarios to  determine their affect on available liquidity.   Whether minor or extreme,  these tests show strong liquidity as a result of deposits and borrowing  capacity from reliable collateralized sources. Source: SNL Financial, Company Filings 1 Peers represent Proxy Peers as specified in the Company’s latest Proxy Statement Total Cash and Securities: $3.4Bn  Cash and Securities / Total Assets: 15%  Sept 30, 2023 Mar 31, 2024

Investment Portfolio 19 High quality, $2.9 Billion investment portfolio with a duration of 2.9 years.  Portfolio is 52% variable rate. HTM   Investments Fair  Value Gain/Loss WAL Expected Yield Agency MBS 407,462$                (50,421)$               8 3.10% AFS  Investments Fair  Value Gain/Loss WAL Expected Yield Agency MBS 1,291,648$            (67,240)$               5.6 4.05% Agency and Student Loan Bonds 861,662                  (2,310)                    13.6 6.30% Corporate Bonds 249,742                  (15,017)                  3.9 4.20% Municpal Bonds 35,062                     (455)                        11.2 5.20% 2,438,114$            (85,022)$               Hedges Gain/Loss WAL Borrowing Cash Flow Hedges 154,588$

Highly Diversified Deposit Base ‐ % of Deposits by Industry 20 Top 20 depositors make up 10% of total deposits.  25.5 % of total deposits are uninsured and not collateralized as of  March 31, 2024.

21 Deposit Trends  Core Deposits = 82.1% of Total Shifting away from time deposits in favor of transaction accounts.  Checking accounts now make up 33% %.

22 Deposit Flows *(Balances $ in thousands) • Deposit flows have fluctuated over the prior 2 years with the balance hovering around  $16 billion • 74% of deposits are collateralized or insured • LBC merger added $3.7 billion in time deposits and $1.9 billion in transaction accounts Overall changes by quarter and balances by type

Borrowings and Debt Outstanding & Weighted Rate 23 Borrowings are 70% FHLB and 28% Fed’s Bank Term Funding and are used in part to manage interest rate risk. Current period increase  reflects the addition of borrowings and debt in the LBC merger.  Acquired debt and borrowings increased the weighted average rate at 3/31.   Increase in borrowings for 2020 was from locking in $1 billion of funding at a fixed rate of 66 bps for 10 years. More recent increases served  to ensure sufficient balance sheet liquidity. Effective Maturity Schedule Amount $ million Rate Within 1 year:    $4,539 5.19% 1 to 3 years:       $   100 1.72% 3 to 5 years:       $     ‐ ‐ % 5+ years:             $   850 1.06%

Cost of Deposits in the Rising Rate Environment 24

AOCI vs our Peers 25

Income Statement Comparison

$ In thousands

	Three Months Ended,			
	3/31/2024	3/31/2023	$ Change	% Change
INTEREST INCOME				
Loans	$ 274,341	$ 222,957	$ 51,384	23%
Mortgage-backed securities	12,905	10,422	2,483	24%
Investment securities and cash equivalents	31,580	21,967	9,613	44%
	318,826	255,346	63,480	25%
INTEREST EXPENSE				
Customer accounts	116,164	52,123	64,041	123%
FHLB advances and other borrowings	44,065	28,185	15,880	56%
	160,229	80,308	79,921	100%
NET INTEREST INCOME	**158,597**	**175,038**	**(16,441)**	**-9.4%**
Provision (release) for credit losses	16,000	3,500	12,500	
Net interest income after provision(reversal)	**$ 142,597**	**$ 171,538**	**$ (28,941)**	**-16.9%**

WaFd Bank 26

Income Statement Comparison

In thousands

	Three Months Ended, 3/31/2024	3/31/2023	$ Change	% Change
OTHER INCOME	$ 13,392	$ 10,072	$ 3,320	33.0%
OTHER EXPENSE				
Compensation and benefits	73,155	51,444	21,711	42.2%
Occupancy	10,918	10,918	0	0.0%
FDIC insurance	7,900	4,000	3,900	97.5%
Product delivery	5,581	5,316	265	5.0%
Information technology	12,883	12,785	98	0.8%
Other expense	23,275	12,418	10,857	87.4%
	133,712	96,881	36,831	38.0%
Gain (loss) on REO	(1,315)	(199)	(1,116)	561%
Income before income taxes	20,962	84,530	(63,568)	-75.2%
Income taxes	5,074	18,596	(13,522)	-72.7%
NET INCOME	**$ 15,888**	**$ 65,934**	**$ (50,046)**	**-75.9%**
Dividends on preferred stock	3,656	3,656	0	
Net Income available to common shareholders	**$ 12,232**	**$ 62,278**	**$ (50,046)**	**-80.4%**

Efficiency Ratio of 68% for YTD fiscal year 2024 up from 49.53% for the same period of the prior year as a result of merger-related expenses
Effective tax rate for the quarter ended March 2024 is 24.21% compared to 22.0% from the same period ended March 2023

WaFd Bank 27

28 Net Interest Income and Net Interest Margin Net interest income in thousands.  IRR measures as of Mar 31, 2024: • Net Interest Income (NII)  would increase by 9.3% in  +200 bps immediate and  parallel shock and would  decrease by ‐.5% in a ‐100 bps immediate parallel shock. • Net Portfolio Value (NPV) after  +200bps shock is 19% lower  ($609mm) and at $2.573  billion would be 9.22% of total  assets   NPV after ‐100bps  shock is 3.6% higher ($114mm)  and at $3.297 billion would be  11.12% of total assets.

29 Net Income and Common Earnings Per Share Annual Quarterly March 31, 2024 Net Income and EPS reflect merger‐related expenses of $25 million and the preliminary ACL provision of $16 million.

Non‐Interest Income 30 Diverse sources of Non‐Interest Income provide steady growth and balance our revenue profile Non‐Interest Income for Quarter‐Ended 03/31/2024 Non‐Interest Income Over Time ($MM) Non‐Interest Income / Total Loan Revenue Other Income includes: • BOLI income • Rental income • Gains on property sales • WAFD Insurance Income • Income on equity method investments Loan Fees 4% Deposit Fees 50% Other Income 46% 11% 9% 11% 16% 12% 10% 6% FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 $4.3  $3.8  $3.9  $7.3  $6.9  $7.2  $3.9  $22.6  $25.9  $24.9  $23.7  $24.7  $25.9  $26.1  $23.2  $14.7  $23.3  $24.1  $28.6  $33.2  $23.1  $10.1  $30.7  FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 Loan Fees Deposit Fees Other Income Gain on Sale of Investments Gain on Sale of Buildings

31 Non‐Interest Expense Over Time Annual and Quarterly ‐ Expenses in thousands Annual  Quarterly Other expense includes FDIC premiums, product delivery & IT related costs and other miscellaneous expenses.  The quarter‐ended March  31, 2024 includes merger related expenses and other non‐operating expenses.  If removed, the adjusted efficiency ratio for the quarter  would be flat at 58.5%. See additional details for ‘other’ expenses within Other Expense on the next page.

32 Breakout of Other Expense Other Expense includes: • FDIC Premiums • Product Delivery • Information Technology • Miscellaneous ‘Other’ line‐item expenses include professional services, marketing and administrative costs. Expenses in millions

33 Capital Ratios WAFD does not seek to maximize leverage.  Rather, we aspire to be the bank that can  best weather the next storm on the horizon. • Source: SNL Financial, Company Filings

Returning Capital to Shareholders Recent Capital Activities • Current cash dividend of $0.26 provides a yield of 3.71% based  on the current stock price (Apr 3rd) • 705,730 shares were repurchased in Q1 & Q2 of fiscal 2024  with a weighted price of $24.52 • Since 2013, 49 million shares repurchased which is 46% of total  outstanding shares as of 9/30/2012 • 1.8 million shares remain in buyback authorization 34 Common Dividend as a % of Net Income 30.4% 42.9% 27.5% 30.1% 38.3% 38.0% 27.8% 26.3% 2016 2017 2018 2019 2020 2021 2022 2023 Return of Income to Common Shareholders Share Repurchases

As of 03/31/2024: Book Value per Share $32.21 Tangible Book Value per Share $26.64 Price to BV:  0.901  Price to TBV:  1.09 Stock Price & Book Value Per Share 35

Managing  Capital Text Text Text Tex 36 Perspective through the last Credit Cycle

This presentation contains forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Washington Federal’s management and are subject to significant risks and uncertainties. The forward‐looking statements in this presentation speak only as of the date of the presentation, and Washington Federal assumes no duty, and does not undertake, to update them. Actual results or future events could differ, possibly materially, from those that we anticipated in these forward‐looking statements.